Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SCIO Diamond Technology Corporation on Form S-8 of our report dated August 15, 2014, appearing in the Annual Report on Form 10-K of SCIO Diamond Technology Corporation for the year ended March 31, 2014 filed on August 15, 2014 with the Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Greenville, South Carolina
March 31, 2015